SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 17, 2001


                     INFORMATION MANAGEMENT ASSOCIATES, INC.
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               (Exact Name of Registrant as Specified in Charter)



          Connecticut                   001-13211               06-1289928
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 (State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
       of Incorporation)                                     Identification No.)


                639 Research Parkway, Meriden, Connecticut 06450
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               (Address of principal executive offices) (Zip Code)


                                 (203) 630-1942
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                Registrant's telephone number including area code


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         (Former name or former address, if changed since last report.)



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Item  5.    Other Events.

            As previously reported in its Form 8-K filed on August 14, 2001, Information Management Associates, Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Agreement"), dated August 10, 2001 with AIT (USA), Inc., a corporation organized under the laws of Ohio ("Purchaser"), and AIT Group plc, a corporation organized under the laws of England, whereby Purchaser agreed to purchase substantially all of the Company's assets for an aggregate purchase price of $16,500,000, subject to certain adjustments as further described in the Agreement.

            The transactions contemplated by the Agreement were consummated effective September 17, 2001. Pursuant to the terms of the Agreement the Company received $10,000,000 in cash at closing together with a non-interest bearing promissory note in the principal amount of $6,500,000. A principal payment of $3,000,000 is payable under the promissory note on March 17, 2002 and the balance of the promissory note is payable on June 17, 2002. As a result of the asset sale pursuant to the Agreement, the Company has no continuing business activities other than activities related to the winding-up of the business.

             Effective September 17, 2001, Paul G. Frederick resigned as President, Michael P. McGroarty resigned as Chief Operating Officer, General Counsel and Secretary, Sheldon A. Paul resigned as Senior Vice President of Finance and Administration, and Colin R. Graham resigned as Associate Counsel. Effective September 18, 2001, Donald P. Miller was appointed President, Treasurer and Secretary and continues to serve as Acting Chief Executive Officer and Chairman, Colin R. Graham was appointed Assistant Secretary and Sheldon A. Paul was appointed Assistant Treasurer.

            As previously reported, on July 24, 2000, the Company filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Connecticut (the "Bankruptcy Court"). The transactions contemplated by the Agreement were previously approved by the Bankruptcy Court pursuant to an order entered on September 6, 2001.

            The proceeds from the sale of the Company's assets, net of transaction and administration costs, will be applied to the satisfaction of creditor claims in accordance with a Liquidating Plan of Reorganization that is being prepared for approval by the Bankruptcy Court. The Company intends to present the Liquidating Plan of Reorganization for approval by the Bankruptcy Court before the end of this calendar year. The Company is unable to estimate at this time whether the assets of the Company will be sufficient to provide any distribution in liquidation to the holders of common stock of the Company.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 20, 2001           INFORMATION MANAGEMENT ASSOCIATES, INC.



                                    By: /s/ Donald P. Miller
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                                        Name:  Donald P. Miller
                                        Title: President, Acting Chief Executive
                                               Officer, Chairman, Secretary and
                                               Treasurer